NEWS RELEASE

The Andersons, Inc. Reports Fourth Quarter Results; Sets Earnings Records
MAUMEE, OHIO, February 15, 2022 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the fourth quarter ended December 31, 2021.

Fourth Quarter Highlights:

•Company reported net income attributable to The Andersons from continuing operations of $32.8 million, or $0.95 per diluted share, and adjusted net income from continuing operations of $39.2 million, or $1.14 per diluted share
•Company reported its best ever fourth quarter adjusted pretax income from continuing operations
•Trade reported pretax income of $18.3 million and adjusted pretax income of $26.9 million driven by strong asset and merchandising income
•Renewables (formerly Ethanol) reported pretax income attributable to the company of $26.5 million, the best fourth quarter since 2013 on strong margins
•Plant Nutrient posted a record fourth quarter with pretax income of $15.9 million
•Adjusted EBITDA from continuing operations of $130.5 million, also a record quarter

"I'm very pleased with our performance which includes record fourth quarter results for the company and for our Plant Nutrient business. We continued to execute well throughout a good 2021 harvest, particularly in the eastern grain belt, made good operating and commercial decisions and enjoyed additional profit from growth in new markets, such as renewable diesel and supply chain extensions with our new Swiss trading office. During 2021, our teams operated safely and effectively in these strong agriculture markets leading to each of our three business segments reaching record or near-record performance in the quarter," said President and CEO Pat Bowe.

"We enjoyed strong renewable fuels margins in the fourth quarter; remained focused on risk management, effective hedging and strong operational performance; and continued to see good returns from co-products, particularly distillers' corn oil," added Bowe. "We continue to diversify revenues for this group into attractive new product lines; an example of this would be renewable diesel feedstocks. You will note that we have renamed our Ethanol segment 'Renewables' to reflect its broader scope of products and services. We continue to see robust activity in our Trade business profit centers and are focused on executing well and serving customer needs in a continuing volatile commodity environment. Finally, Plant Nutrient followed up a very strong first half with a great second half, leading to a record year. Fertilizer prices and farm income both remain high; we continue to receive good support from our suppliers in this time of tight stocks and expect continued strong performance as we move into 2022."

"We have a robust pipeline of growth projects that we are evaluating which are aligned with our strategy," stated Bowe. "Our evaluation includes both financial and business considerations and we continue to exercise discipline in our diligence processes. We are focused on organic growth projects in grain, renewables, and fertilizer as well as potential acquisitions and investments."

$ in millions, except per share amounts
	Q4 2021	Q4 2020	Variance	YTD 2021	YTD 2020	Variance
Pretax Income (Loss) Attributable to the Company[1,2]	$43.9	$25.0	$18.9	$128.9	$(5.2)	$134.1
Adjusted Pretax Income (Loss) Attributable to the Company[1,2]	52.5	26.5	26.0	126.7	5.1	121.6
Trade[1]	26.9	29.3	(2.4)	82.9	28.9	54.0
Renewables	26.5	(3.5)	30.0	49.3	(25.4)	74.7
Plant Nutrient	15.9	3.2	12.7	42.6	16.0	26.6
Other[1]	(16.8)	(2.6)	(14.2)	(48.2)	(14.4)	(33.8)
Net Income Attributable to the Company[2]	32.8	17.3	15.5	99.7	5.8	93.9
Adjusted Net Income (Loss) Attributable to the Company[1,2]	39.2	18.5	20.7	98.0	(1.2)	99.2
Diluted Earnings Per Share (EPS)[2]	0.95	0.52	0.43	2.94	0.17	2.77
Adjusted Diluted EPS[1,2]	1.14	0.56	0.58	2.89	(0.04)	2.93
EBITDA[1,2]	121.9	70.0	51.9	355.2	159.8	195.4
Adjusted EBITDA[1,2]	$130.5	$71.5	$59.0	$353.0	$170.1	$182.9
1 Non-GAAP financial measures; see appendix for explanations and reconciliations. 2 Measure represents only continuing operations of the company.

Cash, Liquidity and Long-Term Debt Management

“Strong operating cash flows and disciplined capital spending decisions continued into the fourth quarter,” said Executive Vice President and CFO Brian Valentine. “We are pleased with the progress we made in reducing long-term debt, which declined by more than $300 million in 2021. We have achieved our stated goal of long-term debt to EBITDA of less than 2.5 times and are well-positioned to fund good growth projects with appropriate returns."

The company generated $84.4 million and $74.6 million in cash from operations before working capital changes during the fourth quarters of 2021 and 2020, respectively. For the full years 2021 and 2020, the company generated $322.0 million and $200.9 million in cash from operations before working capital changes, respectively. In light of continuing high commodity prices, capacity in short-term funding has been maintained.

Working capital increased significantly, a result of increases in readily marketable inventory. Much of this increase is driven by increased grain on hand and continued high commodity prices.

Fourth Quarter Segment Overview

Trade Records Strong Results Driven by Grain Assets Performance

Trade recorded adjusted pretax income of $26.9 million for the quarter, a slight decline when compared to adjusted pretax income of $29.3 million in the fourth quarter of 2020. An asset impairment charge of $8.3 million for certain assets primarily relating to the remaining sand processing business was the main adjustment to pretax income in 2021.

Strong elevation margins in core grain assets and the additional ag supply chain businesses have added incremental gross profit and earnings. The quarter over quarter decrease reflects exceptional 2020 fourth quarter results in propane and cottonseed performance that did not fully repeat as well as reduced earnings in the sand business.

Ag supply chain opportunities are expected to remain strong into 2022. Continued demand and uncertainty about growing conditions in global grain production regions has resulted in continued high commodity prices post-harvest and can make U.S. grain production increasingly important.

Trade’s fourth quarter adjusted EBITDA was $41.9 million, compared to fourth quarter 2020 adjusted EBITDA of $45.8 million. Its full year adjusted EBITDA increased from $95.5 million in 2020 to a record $150.9 million in 2021, primarily as a result of improved full year elevation margin and merchandising improvements.

Renewables Posts Best Fourth Quarter Since 2013

The Renewables segment reported pretax income attributable to the company of $26.5 million in the fourth quarter compared to a pretax loss attributable to the company of $3.5 million in the same period in 2020. Ethanol crush margins for the 2021 fourth quarter were significantly higher than those realized in the fourth quarter of 2020 and record corn oil prices also contributed to the improved results.

Sales volumes for ethanol, corn oil, and feed ingredients were up, driven by higher production and additional third-party sales from the merchandising business. Hedges on forward ethanol sales are in place for a portion of expected 2022 production. More recently, spot ethanol crush margins have declined and are expected to be closer to historical averages and seasonally move with driving demand. Corn oil demand is expected to remain high and merchandising of third-party renewable feedstocks should remain strong.

Renewables recorded EBITDA of $78.0 million in the fourth quarter of 2021, up significantly from 2020 fourth quarter EBITDA of $16.2 million.

Plant Nutrient Achieves Record Year

Plant Nutrient recorded pretax income of $15.9 million in the fourth quarter compared to pretax income of $3.2 million in the same period of 2020. Gross profit increased over $8.6 million from strong margins in agricultural and industrial product lines resulting from continued strength in both fertilizer prices and farmer income. While a smaller portion of the business, manufactured products were negatively impacted by raw material and plant labor availability as well as wage inflation. Full year pretax income of $42.6 million was also a record.

Plant Nutrient’s current quarter EBITDA was $23.5 million compared to 2020 fourth quarter EBITDA of $10.8 million. For the full year, Plant Nutrient recorded EBITDA of $72.9 million in 2021, an increase of more than 50% from $47.2 million in 2020 as a result of margin expansion and strong demand. Agricultural fundamentals remain strong. Fertilizers will benefit from continuing limited supply and elevated fertilizer prices but are not expected to experience significant price increases as in 2021.

Conference Call

The company will host a webcast on Wednesday, February 16, 2022, at 11 a.m. EST, to discuss its performance and provide its outlook for 2022. To access the call, please dial 866-439-8514 or 678-509-7568 (participant passcode is 3641509). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://edge.media-server.com/mmc/p/bighnf82. Complete the four fields as directed and click "Submit." A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the COVID-19 pandemic and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company from continuing operations, adjusted pretax income (loss) attributable to the company from continuing operations, adjusted net income (loss) attributable to the company from continuing operations, adjusted diluted earnings (loss) per share from continuing operations; earnings before interest, taxes, depreciation and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations; pretax income (loss) from continuing operations; income (loss) before income taxes from continuing operations; Net income attributable to The Andersons, Inc.; diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations; and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., celebrating 75 years of service and named to Forbes® list of America's Best Employers for 2022, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and plant nutrient sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Sales and merchandising revenues	$3,782,702	$2,508,303	$12,612,050	$8,064,620
Cost of sales and merchandising revenues	3,588,688	2,384,322	12,019,353	7,698,423
Gross profit	194,014	123,981	592,697	366,197
Operating, administrative and general expenses	110,919	100,332	423,752	377,695
Asset impairment	8,321	—	8,321	—
Interest expense, net	8,444	7,833	37,292	33,784
Other income:
Equity in earnings of affiliates, net	2,453	410	4,842	638
Other income, net	7,853	7,409	32,596	17,563
Income (loss) before income taxes from continuing operations	76,636	23,635	160,770	(27,081)
Income tax provision (benefit) from continuing operations	11,163	7,718	29,228	(10,910)
Net income (loss) from continuing operations	65,473	15,917	131,542	(16,171)
Income (loss) from discontinued operations, net of income taxes	(3,129)	(1,268)	4,324	1,956
Net income (loss)	62,344	14,649	135,866	(14,215)
Net income (loss) attributable to the noncontrolling interest	32,702	(1,342)	31,880	(21,925)
Net income attributable to The Andersons, Inc.	$29,642	$15,991	$103,986	$7,710

Earnings (loss) per share attributable to The Andersons, Inc. common shareholders:
Basic earnings (loss):
Continuing operations	$0.98	$0.52	$2.99	$0.17
Discontinued operations	(0.09)	(0.04)	0.13	0.06
	$0.89	$0.48	$3.12	$0.23
Diluted earnings (loss):
Continuing operations	$0.95	$0.52	$2.94	$0.17
Discontinued operations	(0.09)	(0.04)	0.13	0.06
	$0.86	$0.48	$3.07	$0.23

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$216,444	$29,123
Accounts receivable, net	835,180	641,326
Inventories	1,814,538	1,293,066
Commodity derivative assets – current	410,813	320,706
Current assets held-for-sale	20,885	32,659
Other current assets	74,468	99,529
Total current assets	3,372,328	2,416,409
Other assets:
Goodwill	129,342	131,542
Other intangible assets, net	117,137	140,084
Right of use assets, net	52,146	33,387
Other assets held-for-sale	43,169	643,474
Other assets, net	69,068	46,914
Total other assets	410,862	995,401
Property, plant and equipment, net	786,029	860,311
Total assets	$4,569,219	$4,272,121

Liabilities and equity
Current liabilities:
Short-term debt	$501,792	$403,703
Trade and other payables	1,199,324	954,809
Customer prepayments and deferred revenue	358,119	178,226
Commodity derivative liabilities – current	128,911	146,990
Current maturities of long-term debt	32,256	69,366
Current liabilities held-for-sale	13,379	25,277
Accrued expenses and other current liabilities	230,148	153,311
Total current liabilities	2,463,929	1,931,682
Long-term lease liabilities	31,322	19,835
Long-term debt, less current maturities	600,487	886,453
Deferred income taxes	71,127	170,147
Other long-term liabilities held-for-sale	16,119	48,096
Other long-term liabilities	78,531	55,248
Total liabilities	3,261,515	3,111,461
Total equity	1,307,704	1,160,660
Total liabilities and equity	$4,569,219	$4,272,121

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(In thousands)	2021	2020	2021	2020
Operating Activities
Net income (loss) from continuing operations	$65,473	$15,917	$131,542	$(16,171)
Income from discontinued operations, net of income taxes	(3,129)	(1,268)	4,324	1,956
Net income (loss)	62,344	14,649	135,866	(14,215)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	36,797	47,471	178,934	188,638
Bad debt expense, net	2,419	(1,007)	237	7,042
Equity in (earnings) losses of affiliates, net of dividends	(2,453)	(410)	(4,842)	(638)
Gain on sales of assets, net	321	351	(6,184)	(686)
Stock-based compensation expense	4,311	2,441	11,038	10,183
Deferred federal income tax	(10,893)	4,469	(104,618)	26,386
Inventory write down	—	743	3,399	11,676
Gain on sale of business from continuing operations	—	—	(14,619)	—
Loss on sale of business from discontinued operations	—	—	1,491	—
Asset impairment	8,947	—	8,947	—
Other	141	5,931	7,146	10,072
Changes in operating assets and liabilities:
Accounts receivable	(94,100)	(126,550)	(184,002)	(128,502)
Inventories	(794,938)	(539,761)	(528,073)	(139,499)
Commodity derivatives	51,553	(112,596)	(107,188)	(115,170)
Other current and non-current assets	(113,046)	(18,865)	(116,403)	(53,208)
Payables and other current and non-current liabilities	678,480	452,911	667,821	123,489
Net cash used in operating activities	(170,117)	(270,223)	(51,050)	(74,432)
Investing Activities
Acquisition of businesses, net of cash acquired	(11,425)	—	(11,425)	—
Purchases of property, plant and equipment and capitalized software	(23,036)	(17,733)	(75,766)	(77,147)
Proceeds from sale of assets	509	2,991	4,508	11,112
Purchase of investments	(250)	(210)	(6,243)	(3,059)
Proceeds from sale of business from continuing operations	—	(2,467)	18,130	—
Proceeds from sale of business from discontinued operations	—	—	543,102	—
Purchases of Rail assets	—	(1,481)	(6,039)	(27,739)
Proceeds from sale of Rail assets	445	2,303	19,150	10,077
Other	1,482	—	1,831	—
Net cash provided by (used in) investing activities	(32,275)	(16,597)	487,248	(86,756)
Financing Activities
Net receipts (payments) under lines of credit	218,384	299,154	(105,895)	254,971
Proceeds from issuance of short-term debt	—	—	608,250	—
Payments of short-term debt	—	—	(408,250)	—
Proceeds from issuance of long-term debt	16,200	258,000	203,000	471,906
Payments of long-term debt	(33,234)	(249,017)	(530,733)	(559,711)
Contributions from noncontrolling interest owner	—	2,083	4,655	8,576
Distributions to noncontrolling interest owner	—	—	(25)	(10,322)
Payments of debt issuance costs	(633)	(648)	(2,692)	(898)
Dividends paid	(6,243)	(5,770)	(23,746)	(23,004)
Proceeds from exercises of stock options	6,667	—	6,667	—
Other	737	(1,079)	—	(5,222)
Net cash (used in) provided by financing activities	201,878	302,723	(248,769)	136,296
Effect of exchange rates on cash, cash equivalents and restricted cash	84	(473)	(108)	(880)
Increase (decrease) in cash, cash equivalents and restricted cash	(430)	15,430	187,321	(25,772)
Cash, cash equivalents and restricted cash at beginning of year	216,874	13,693	29,123	54,895
Cash, cash equivalents and restricted cash at end of year	$216,444	$29,123	$216,444	$29,123

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Net income (loss) from continuing operations	$65,473	$15,917	$131,542	$(16,171)
Net income (loss) attributable to noncontrolling interests	32,702	(1,342)	31,880	(21,925)
Net income (loss) from continuing operations attributable to The Andersons, Inc.	32,771	17,259	99,662	5,754
Items impacting other income, net of tax:
Transaction related stock compensation	274	946	1,274	4,206
Asset impairment	8,321	—	8,321	—
Loss on cost method investment	—	—	2,784	—
Gain on sale of a business	—	—	(14,619)	—
Severance costs	—	528	—	6,091
Income tax impact of adjustments (a)	(2,148)	(250)	561	(17,212)
Total adjusting items, net of tax	6,447	1,224	(1,679)	(6,915)
Adjusted net income (loss) attributable to The Andersons, Inc. from continuing operations	$39,218	$18,483	$97,983	$(1,161)

Diluted earnings attributable to The Andersons, Inc. common shareholders from continuing operations	$0.95	$0.52	$2.94	$0.17

Impact on diluted earnings (loss) per share from continuing operations	$0.19	$0.04	$(0.05)	$(0.21)
Adjusted diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations	$1.14	$0.56	$2.89	$(0.04)
(a) Income tax adjustments include $(14.8) million due to CARES Act benefits and certain discrete items in 2020 year to date. Quarter to date income tax adjustments in 2020 due to CARES Act benefits were de minimis.

Adjusted net income (loss) attributable to the Andersons, Inc. from continuing operations reflects reported net income (loss) available to The Andersons, Inc. common shareholders from continuing operations after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. from continuing operations and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total	Rail
Three months ended December 31, 2021
Net income (loss)	$18,315	$59,206	$15,929	$(27,977)	$65,473	$(3,129)	$62,344
Interest expense (income)	3,942	1,850	997	1,655	8,444	69	8,513
Tax provision (benefit)	—	—	—	11,163	11,163	3,759	14,922
Depreciation and amortization	11,018	16,934	6,612	2,233	36,797	—	36,797
EBITDA	33,275	77,990	23,538	(12,926)	121,877	699	122,576
Adjusting items impacting EBITDA:
Transaction related stock compensation	274	—	—	—	274	—	274
Asset impairments	8,321	—	—	—	8,321	—	8,321
Total adjusting items	8,595	—	—	—	8,595	—	8,595
Adjusted EBITDA	$41,870	$77,990	$23,538	$(12,926)	$130,472	$699	$131,171

Three months ended December 31, 2020
Net income (loss)	$28,337	$(4,795)	$3,187	$(10,812)	$15,917	$(1,268)	$14,649
Interest expense (income)	5,350	1,553	1,270	(340)	7,833	5,459	13,292
Tax provision (benefit)	—	—	—	7,718	7,718	401	8,119
Depreciation and amortization	11,149	19,438	6,386	1,595	38,568	8,903	47,471
EBITDA	44,836	16,196	10,843	(1,839)	70,036	13,495	83,531
Adjusting items impacting EBITDA:
Transaction related stock compensation	946	—	—	—	946	—	946
Severance costs	—	—	—	528	528	—	528
Total adjusting items	946	—	—	528	1,474	—	1,474
Adjusted EBITDA	$45,782	$16,196	$10,843	$(1,311)	$71,510	$13,495	$85,005

	Continuing Operations					Discontinued Operations	Total Company
(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total	Rail
Twelve months ended December 31, 2021
Net income (loss)	$87,946	$81,205	$42,615	$(80,224)	$131,542	$4,324	$135,866
Interest expense (income)	23,688	7,602	4,355	1,647	37,292	8,783	46,075
Tax provision (benefit)	—	—	—	29,228	29,228	3,331	32,559
Depreciation and amortization	44,335	77,542	25,957	9,340	157,174	21,760	178,934
EBITDA	155,969	166,349	72,927	(40,009)	355,236	38,198	393,434
Adjusting items impacting EBITDA:
Transaction related stock compensation	1,274	—	—	—	1,274	—	1,274
Asset impairments	8,321	—	—	—	8,321	—	8,321
Loss on cost method investment	—	—	—	2,784	2,784	—	2,784
Gain on sale of a business	(14,619)	—	—	—	(14,619)	—	(14,619)
Total adjusting items	(5,024)	—	—	2,784	(2,240)	—	(2,240)
Adjusted EBITDA	$150,945	$166,349	$72,927	$(37,225)	$352,996	$38,198	$391,194

Twelve months ended December 31, 2020
Net income (loss)	$24,687	$(47,338)	$16,015	$(9,535)	$(16,171)	$1,956	$(14,215)
Interest expense (income)	21,974	7,461	5,805	(1,456)	33,784	17,491	51,275
Tax provision (benefit)	—	—	—	(10,910)	(10,910)	651	(10,259)
Depreciation and amortization	44,627	73,224	25,407	9,807	153,065	35,573	188,638
EBITDA	91,288	33,347	47,227	(12,094)	159,768	55,671	215,439
Adjusting items impacting EBITDA:
Transaction related stock compensation	4,206	—	—	—	4,206	—	4,206
Severance costs	—	—	—	6,091	6,091	—	6,091
Total adjusting items	4,206	—	—	6,091	10,297	—	10,297
Adjusted EBITDA	$95,494	$33,347	$47,227	$(6,003)	$170,065	$55,671	$225,736

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total
Three months ended December 31, 2021
Sales and merchandising revenues	$2,781,849	$766,675	$234,178	$—	$3,782,702
Gross profit	87,098	67,676	39,240	—	194,014
Operating, administrative and general expenses	65,570	7,772	22,697	14,880	110,919
Other income (expense), net	6,597	1,152	383	(279)	7,853
Income (loss) before income taxes from continuing operations	18,315	59,206	15,929	(16,814)	76,636
Income attributable to the noncontrolling interests	—	32,702	—	—	32,702
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$18,315	$26,504	$15,929	$(16,814)	$43,934
Adjustments to income (loss) before income taxes from continuing operations (b)	8,595	—	—	—	8,595
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$26,910	$26,504	$15,929	$(16,814)	$52,529

Three months ended December 31, 2020
Sales and merchandising revenues	$1,979,272	$373,517	$155,514	$—	$2,508,303
Gross profit	90,796	2,562	30,623	—	123,981
Operating, administrative and general expenses	62,608	7,134	26,505	4,085	100,332
Other income, net	5,089	1,330	339	651	7,409
Income (loss) before income taxes from continuing operations	28,337	(4,795)	3,187	(3,094)	23,635
Loss attributable to the noncontrolling interests	—	(1,342)	—	—	(1,342)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$28,337	$(3,453)	$3,187	$(3,094)	$24,977
Adjustments to income (loss) before income taxes from continuing operations (b)	946	—	—	528	1,474
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$29,283	$(3,453)	$3,187	$(2,566)	$26,451
(a) Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

(in thousands)	Trade	Renewables	Plant Nutrient	Other	Total
Twelve months ended December 31, 2021
Sales and merchandising revenues	$9,304,357	$2,440,798	$866,895	$—	$12,612,050
Gross profit	335,682	116,626	140,389	—	592,697
Operating, administrative and general expenses	251,605	31,019	95,547	45,581	423,752
Other income (loss), net	31,036	3,200	2,128	(3,768)	32,596
Income (loss) before income taxes from continuing operations	87,946	81,205	42,615	(50,996)	160,770
Income attributable to the noncontrolling interests	—	31,880	—	—	31,880
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$87,946	$49,325	$42,615	$(50,996)	$128,890
Adjustments to income (loss) before income taxes from continuing operations (b)	(5,024)	—	—	2,784	(2,240)
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$82,922	$49,325	$42,615	$(48,212)	$126,650

Twelve months ended December 31, 2020
Sales and merchandising revenues	$6,141,402	$1,260,259	$662,959	$—	$8,064,620
Gross profit (loss)	278,216	(18,267)	106,248	—	366,197
Operating, administrative and general expenses	244,147	24,405	85,702	23,441	377,695
Other income, net	11,954	2,795	1,274	1,540	17,563
Income (loss) before income taxes from continuing operations	24,687	(47,338)	16,015	(20,445)	(27,081)
Loss attributable to the noncontrolling interests	—	(21,925)	—	—	(21,925)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$24,687	$(25,413)	$16,015	$(20,445)	$(5,156)
Adjustments to income (loss) before income taxes from continuing operations (b)	4,206	—	—	6,091	10,297
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc. (a)	$28,893	$(25,413)	$16,015	$(14,354)	$5,141
(a) Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
(b) Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Cash used in operating activities	$(170,117)	$(270,223)	$(51,050)	$(74,432)
Changes in operating assets and liabilities
Accounts receivable	(94,100)	(126,550)	(184,002)	(128,502)
Inventories	(794,938)	(539,761)	(528,073)	(139,499)
Commodity derivatives	51,553	(112,596)	(107,188)	(115,170)
Other current and non-current assets	(113,046)	(18,865)	(116,403)	(53,208)
Payables and other current and non-current liabilities	678,480	452,911	667,821	123,489
Total changes in operating assets and liabilities	(272,051)	(344,861)	(267,845)	(312,890)
Adjusting items impacting cash from operations before working capital changes:
Changes in CARES Act tax refund receivable	—	—	27,697	(37,564)
Changes in deferred income taxes as a result of the Rail leasing sale	(95,097)	—	—	—
Taxes paid as a result of the Rail leasing sale	77,537	—	77,537	—
Cash from operations before working capital changes	$84,374	$74,638	$322,029	$200,894

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other current and non-current assets, and payables and other current and non-current liabilities; and adjusted by specific items from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.